Exhibit 10.1

SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANT
PURCHASE AGREEMENT

This SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 11th day of June, 2010 between China Swine Genetics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”) and the investors whose names are set forth on Schedule A attached hereto (the “Investors”).

RECITALS

WHEREAS, the Investors desire to purchase from the Company and the Company desires to issue and sell to the Investors, upon the terms and subject to the conditions of this Agreement, the number of shares of Convertible Preferred Stock of the Company (the “Preferred Stock”), par value $0.001 per share, convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) set forth on Schedule A at a purchase price of Two Dollars and Ten Cents ($2.10) per Preferred Share, for an aggregate purchase price of Two Million Four Hundred and Twenty Thousand Dollars ($2,420,000.00) (the “Purchase Price”).  The designation, rights, preferences and other terms and provisions of the Preferred Stock are set forth in the Certificate of Designation, Rights and Preferences of the Convertible Preferred Stock attached hereto as Exhibit A (the “Certificate of Designation”).

WHEREAS, the Company desires to issue to the Investors, upon the terms and subject to the conditions of this Agreement, Series A Warrants, in substantially the form attached hereto as Exhibit B and Series B Warrants, in substantially the form attached hereto as Exhibit C (collectively, the “Warrants”), to purchase an aggregate of Two Million Sixteen Thousand Six Hundred and Sixty-Six (2,016,666) shares of Common Stock based on a full subscription of the Purchase Price distributed pro-rata between the Investors in Schedule A based on their respective subscription percentages.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1           Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate in all material respects, and are incorporated herein by this reference.

1.2           Superseder. This Agreement, to the extent that it is inconsistent with any other document, instrument or understanding among the parties, shall supersede such document, instrument or understanding to the fullest extent permitted by law.  A copy of this Agreement shall be filed at the Company’s principal office.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

1.3           Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1           “1933 Act” means the Securities Act of 1933, as amended.

1.3.2           “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.3           “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.4           “Articles” means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

1.3.5           “Closing” shall mean the closing of the transactions contemplated by this Agreement on the Closing Date.

1.3.6           “Closing Date” means the date on which the payment of the Purchase Price by the Investors to the Company is completed pursuant to this Agreement to purchase the Preferred Stock and Warrants, which shall occur on or before June 11, 2010.

1.3.7           “Common Stock” means shares of common stock of the Company, par value $0.001 per share.

1.3.8           "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers, or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder or pursuant to the Certificate of Designation or the Warrants, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business which, in the sole reasonable discretion of the Company, is synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

1.3.9           "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or to perform its material obligations under any other material agreement.

1.3.10          “Delaware Act” means the Delaware General Corporation Law, as amended.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

1.3.11          “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.12          “Purchase Price” means the Two Million Four Hundred and Twenty Thousand Dollars ($2,420,000.00) paid by the Investors to the Company for the Preferred Stock and the Warrants.

1.3.13          “SEC” means the Securities and Exchange Commission.

1.3.14          "SEC Documents" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question.

1.3.15         "Shares" shall mean, collectively, the shares of Common Stock issued upon conversion of the Preferred Stock subscribed for hereunder and those shares of Common Stock issuable to the Investors upon exercise of the Warrants.

1.3.16         “Subsequent Financing” shall mean any form of financing that could result in the issuance of additional shares of Common Stock any time following the Closing that could be dilutive to existing shareholders, including but not limited to preferred stock, common stock, common stock equity lines, debt, debt that is convertible into shares of Common Stock, or preferred securities that are convertible into shares of Common Stock.

1.3.17         “Transaction Documents” shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed, filed or delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2 and 3.3 hereof.

1.3.18          “Warrants” shall mean the Common Stock Purchase Warrants in the form attached hereto Exhibit B and C.
ARTICLE II

SALE AND PURCHASE OF THE COMPANY
PREFERRED STOCK AND WARRANTS PURCHASE PRICE

2.1           Sale of Preferred Stock and Issuance of Warrants.

(a)           Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investors, and the Investors agree to purchase from the Company, on the Closing Date an aggregate of 11,523,809 shares of Preferred Stock and the Warrants for the Purchase Price. The Purchase Price shall be paid by the Investors to the Company on the Closing Date by a wire transfer or check of the Purchase Price and the Company shall cause the Preferred Stock and the Warrants to be issued to the Investors.

(b)           Each share of Preferred Stock shall initially be convertible by the Investors into One (1) share of Common Stock (“Conversion Ratio”); provided, however, that the Investors shall not be entitled to convert the Preferred Stock into shares of Common Stock if such conversion would result in beneficial ownership by such Investor and its affiliates of more than 4.99% of the then outstanding number of shares of Common Stock on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The rights, preferences and privileges of the Preferred Stock shall be set forth in the Certificate of Designation, which shall be filed on the Closing Date.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

(c)           Upon execution and delivery of this Agreement and the Company’s receipt of the Purchase Price, the Company shall issue to the Investors the Warrants to purchase an aggregate of Two Million Sixteen Thousand Six Hundred and Sixty-Six (2,016,666) shares of Common Stock at exercise prices as stated in the Warrants, all pursuant to the terms and conditions of the form of Warrants attached hereto as Exhibit B and C; provided, however, that the Investors shall not be entitled to exercise the Warrants and receive shares of Common Stock if such conversion would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the then outstanding number of shares of Common Stock on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

2.2           Purchase Price. The Purchase Price shall be delivered by the Investors in the form of a wire transfer payable to the Company in United States Dollars from the Investors on the Closing Date.

2.3     Additional Investment Right.  The Investors shall have the option to purchase from the Company, and the Company shall issue and sell to the Investors, in the event that the Investors exercise such option, up to Three Million Dollars ($3,000,000.00) of additional Preferred Stock pursuant to the terms of this Agreement (the “Investor Option”).  The Investor Option shall expire six (6) months following the Closing Date, unless extended by the Company.  The Investors may exercise the Investor Option, proportional to the Investor’s respective subscription percentages, by delivering to the Company an Exercise Form in the form attached hereto as Exhibit D.  Within five (5) days of receipt of such Exercise Form, the Company shall deliver to the Investor a certificate representing the Preferred Stock purchased pursuant to the Investor Option (the “Option Shares”). Should an Investor elect to not exercise the Investor Option, that Investor’s proportion of the Investor Option shall be available for the other Investors.
ARTICLE III

CLOSING DATE AND DELIVERIES AT CLOSING

3.1           Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”), unless expressly determined herein, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

3.2           Deliveries by the Company.  In addition to and without limiting any other provision of this Agreement, on the Closing Date the Company agrees to deliver, or cause to be delivered, the following:

(a)	At or prior to Closing, an executed Agreement with all exhibits and schedules attached hereto;
(b)	At or prior to Closing, an executed Warrant in the name of the Investor in the form attached hereto as Exhibit C;
(c)
Certifications in form and substance reasonably acceptable to the Company and the Investors from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby;

(d)	Evidence of approval of the Board of Directors of the Company of the Transaction Documents and the transactions contemplated hereby;
(e)	Certificate of the President and the Secretary of the Company that the Certificate of Designation has been adopted and filed;
(f)	Good Standing Certificate of the Company issued by the Secretary of State for Delaware;
(g)	An opinion from the Company’s counsel concerning the Transaction Documents and the transactions contemplated hereby in form and substance reasonably acceptable to Investors;
(h)	Stock Certificate in the name of each Investor evidencing the Preferred Stock;
(i)	Such other documents or certificates as shall be reasonably requested by Investor or its counsel.

3.3           Deliveries by Investor.  In addition to and without limiting any other provision of this Agreement, the Investors agree to deliver, or cause to be delivered, the following:

(a)	Their proportionate share of the Purchase Price;
(b)	The executed Agreement with all Exhibits and Schedules attached hereto; and
(c)	Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4           Further Assurances.  The Company and the Investors shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investors, and the Investors shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

3.5           Waiver.  The Investors may waive any of the requirements of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules, which such schedules shall be arranged corresponding to the numbered and lettered sections contained in this Article IV (and the disclosure in any such section shall qualify the other sections of this Article IV to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections), the Company represents and warrants to the Investors as of the date hereof as follows:

4.1           Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2           Articles of Incorporation and By-Laws. The complete and correct copies of the Company’s Articles and By-Laws, as amended or restated to date which have been filed with the SEC,  are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.

4.3           Capitalization.

4.3.1  The authorized and outstanding capital stock of the Company is set forth in the Company’s Annual Report on Form 10-K, filed on October 13, 2009 with the SEC.  All shares of capital stock have been duly authorized and are validly issued, and are fully paid and non-assessable, and free of preemptive rights.

4.3.2           As of the date of this Agreement, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock ($.001 par value) and 10,000,000 shares of preferred stock ($.001 par value), of which approximately 21,215,112 shares of Common Stock are issued and outstanding and 0 shares of preferred shares are issued and outstanding.  As of Closing, following the issuance by the Company of the Preferred Stock to the Investors, the authorized capital stock of the Company will consist of 300,000,000 shares of Common Stock ($.001 par value) and 10,000,000 shares of preferred stock ($.001 par value), of which approximately 21,215,112 shares of Common Stock and 11,523,809 shares of preferred stock shall be issued and outstanding.  As of Closing, holders will hold options to purchase an aggregate of 0 shares of Common Stock.  All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and nonassessable and free of preemptive rights.  All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and nonassessable and free of preemptive rights. Schedule 4.3.2 hereby contains all shares and derivatives currently and potentially outstanding.  The Company hereby represents that any and all shares and current potentially dilutive events have been included in the SEC Documents, including employment agreements, acquisition, consulting agreements, debts, payments, financing or business relationships that could be paid in equity, derivatives or resulting in additional equity issuances that could potentially occur.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

4.3.3  Except pursuant to this Agreement, and as set forth in the SEC Documents, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock.  The Company agrees to inform the Investors in writing of any additional warrants granted prior to the Closing Date.

4.3.4   The Company on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investors, the Preferred Stock and Warrants, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon conversion of the Preferred Stock or exercise of the Warrants (and payment of the purchase price therefor), the Investors will acquire good and marketable title to the Shares, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except as otherwise provided in this Agreement as to the limitation on the voting rights of such Shares in certain circumstances.

4.4           Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Preferred Stock, and the Warrants, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except as disclosed in this Agreement.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.5           No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not:  (i) conflict with or violate the Articles or By-Laws of the Company; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by the Company or any of its properties or assets is bound.  Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

4.6           Report and Financial Statements. The Company’s Current Report on Form 10-Q, filed on February 12, 2010 with the SEC contains the most recent financial statements of the Company, and the Company has previously filed the audited financial statements of the Company with the SEC on Form 10-K on October 13, 2009 (collectively, the “Financial Statements”). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company, as of such date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents, changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.  The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

4.7           Compliance with Applicable Laws. The Company is not in violation of, or, to the knowledge of the Company is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8           Brokers.  Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9           SEC Documents. The Company acknowledges that the Company is a publicly held company and has made available to the Investors after demand true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12(d) of the 1934 Act, and the Common Stock is quoted and traded on the OTC Bulletin Board of the Financial Industry Regulatory Authority, Inc.  The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

4.10           Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the securities to be issued hereunder or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company for actions taken or omitted in such capacity.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

4.11           No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Preferred Stock or Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock or Warrants, under the 1933 Act, except as required herein.

4.12           No Material Adverse Effect. Except as set forth in Schedule 4.13 attached hereto, since February 12th, 2010, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since January 30, 2010, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

4.13           Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

4.14           Internal Controls And Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

4.15           Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investors pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.16           Transactions with Affiliates and Employees. Except as set forth in publicly filed reports with the SEC, none of the officers, consultants, insiders or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

4.17           Compliance. Neither the Company nor any subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

4.18           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such subsidiary, and neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement, and the Company and its subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor represents and warrants to the Company that:

5.1           Organization and Standing of the Investor. Each Investor is either a 1) corporation, partnership or limited liability company that is a Qualified Institutional Buyer (QIB), acting for its own account or for the account of other QIBs, that in the aggregate owns and invests on a discretionary basis at least $100 Million in securities of issuers that are not its affiliates or 2) an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act of 1933. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address.  Each Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

5.2           Authorization and Power. Each Investor has the requisite power and authority to enter into and perform this Agreement, to purchase the securities being sold to it hereunder, to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement by each Investor and the consummation by such Investor of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action where appropriate. This Agreement has been duly executed and delivered by such Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.  Each Transaction Document to which each Investor is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

5.3           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor's charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4           Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company, including a complete loss of such investment, and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5           Accredited Investor. Each Investor (a) is purchasing the Preferred Stock and Warrants solely for its own account, for investment and not with a view to resale in connection with a distribution thereof, (b) has no present intention of distributing any of such securities in violation of the 1933 Act or any applicable state securities law and (c) has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in violation of the 1933 Act or any applicable state securities law (this representation and warranty not limiting such Investor’s right to sell any such securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).  Each Investor is acquiring the securities hereunder in the ordinary course of its business.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

5.6           Material Non-Public Information. Each Investor agrees that it shall not sell any Preferred Stock, Warrants, or Shares while such investor is in possession of any material nonpublic information of the Company.

5.7           Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.8           Knowledge of Company. The Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company.  The Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.9           Risk Factors. The Investor understands that such Investor’s investment in the securities being purchased from the Company involves a high degree of risk.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

5.9           Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

5.10         Payment of Due Diligence Expenses. At the Closing, the Company shall disperse from the Purchase Price to the direction of T Squared Investments LLC the sum of Twenty-Two Thousand Dollars ($22,000) to a party that will be named by T Squared Investments LLC for due diligence expenses..

5.11         General Solicitation.  Investors are not purchasing the Preferred Stock and Warrants as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.12         Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, the Investors have not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that such Investor first drafted a term sheet (written or oral) for the Company setting forth the material terms of the transactions contemplated hereunder.  Other than to other Persons party to this Agreement, the Investors have maintained the confidentiality of all disclosures made to them in connection with this transaction (including the existence and terms of this transaction).

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

5.13           Reliance on Exemptions.  Each Investor understands that the Preferred Stock and Warrants (including the Shares) are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and each Investors’ compliance with, representations, warranties, agreements, acknowledgements and understandings of each Investor set forth herein in order to determine the availability of such exemptions and the eligibility of each Investor to acquire such securities.

5.14           No Regulatory Approval of Offering.  The Investors understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Stock, Warrants or Shares or the fairness or suitability of an investment in such securities nor have such authorities passed upon or endorsed the merits of the offering of such securities pursuant to this Agreement.

5.15           Own Decision.  Each Investor has made its own assessment and is satisfied concerning the relevant tax, legal and other economic considerations relevant to such Investor’s investment in the Preferred Stock and Warrants and has independently evaluated the merits of its decision to purchase such securities pursuant to this Agreement.

5.16           Independence of Investors.  Each Investor acknowledges that its decision to purchase securities pursuant to this Agreement has been made by such Investor independently of each other Investor.  No Investor is in any way acting in concert with or as a group with any other Investor with respect to (i) the purchase or ownership of the Preferred Stock, Warrants and Warrant Shares or (ii) any other transactions contemplated by the Transaction Documents.  Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a group, partnership, an association, a joint venture or any other kind of entity.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the securities purchased hereunder or enforcing its rights under the Transaction Documents.

5.17           Patriot Act.  Each Investor represents and warrants to, and covenants with, the Company that (i) such Investor is in compliance with Executive Order 13224 and the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control, (ii) such Investor, its parents, subsidiaries, affiliated companies, officers, directors and partners, and to such Investor’s knowledge, its shareholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern, (iii) to such Investor’s knowledge, all of the funds to be used to acquire the securities pursuant hereto are derived from legitimate sources and are not the product of illegal activities, and (iv) such Investor is in compliance with all other applicable U.S. anti-money laundering laws and regulations and has implemented, if applicable, an anti-money laundering compliance program in accordance with the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107-56.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

ARTICLE VI

COVENANTS OF THE COMPANY

6.1          Right To Include (“Piggy-Back”) Registrable Securities. Provided that the Common Stock underlying the Warrants have not been registered, if at any time after the date hereof the Company proposes to register any of its securities under the 1933 Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of the securities for sale to the public, or a registration on Form S-8, or any successor form thereto, or a registration on Form S-4, or any successor form thereto) then the Company will at such time give prompt written notice to the Investors of its intention to do so. Upon the written request or request via electronic mail of the Investors, made within ten (10) days after the receipt of such notice, choose to include any of the Common Stock underlying the Warrants, the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the 1933 Act of the Common Stock underlying the Warrants.  If at any time post Closing, the Company closes on any other financing that grants to such investors “demand” registration rights, the Investors shall be entitled to the same “demand” rights granted to such investors.

6.2           Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Shares.

6.3           Compliance with Laws. The Company hereby agrees to comply in all respects with the Company's reporting, filing and other obligations under the Laws.

6.4           Exchange Act Registration. The Company will continue its obligation to report to the SEC under Section 12(d) of the 1934 Act and thereafter shall continue to be registered thereunder and will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act.

6.5           Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

6.6           Listing, Securities Exchange Act of 1934 and Rule 144 Requirements. The Company is required to maintain its current or a listing on a higher exchange and maintain their status as a Company regulated by the 1934 Act for a minimum of three (3) years from the Closing. If for any time post Closing the Company is no longer regulated by the 1934 Act, fails to maintain its current listing, or is not a fully reporting Company, then the Company shall pay to the Investors as liquidated damages and not as a penalty, two percent (2%) a month in cash or additional Share of Preferred Stock at the option of the Investors.  Such damages shall cease at the time the Company begins complying with the standards as mentioned above in Section 6.6.

6.7           Preferred Stock. On or prior to the Closing Date, the Company will cause to be cancelled all preferred stock in the Company with the exceptions of Preferred Stock issued to the Investors.

6.8           Convertible Debt. On or prior to the Closing Date, the Company will cause to be cancelled or converted all convertible debt in the Company, with exception of the Convertible Note outstanding and filed in an 8K with the SEC on February 22, 2010.

6.9           Independent Directors. The Company shall have caused the appointment of the majority of the board of directors to be qualified independent directors, as defined by the NASD, on or prior to the Sixtieth (60) day following the Closing Date.  If after such time the board shall not be composed in the majority of qualified independent directors, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to one percent (1%) of the Purchase Price per month, payable monthly in cash or Preferred Stock at the option of the Investor.  The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.  Nothing shall preclude the Investors from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.9 constitute a reasonable estimate of the damages that may be incurred by the Investors by reason of the failure of the Company to appoint at least two independent directors in accordance with the provision hereof.

6.10         Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock and the Warrants (excluding amounts paid by the Company for legal and administrative and broker fees in connection with the sale of such securities) for expansion, working capital and acquisitions.

6.11          Insider Selling. The earliest any “Insiders” can start selling their shares shall be twelve (12) months after the Investors initial registration statement is declared effective or the shares of Common Stock underlying the Preferred Stock are available for sale under Rule 144. Insiders shall include Mr. Shang Liang and all other current and future officers of the Company. The managing members of the Investor and the Investor shall not be considered “Insiders” unless they meet the definition of “affiliate” under the 1934 Act.

6.12          Subsequent Equity Sales.  From the date hereof until such time as no Purchaser holds any of the Preferred Stock, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below), other than pursuant hereto.  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, excluding customary anti-dilution adjustments similar to those contained in Section 7(d) of the Certificate of Designations or Section 7(e) of the Warrants.  The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering.  Any Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

6.13         Stock Splits. All forward and reverse stock splits shall effect all equity and derivative holders proportionately.
ARTICLE VII

COVENANTS OF THE INVESTOR

7.1           Compliance with Law. The Investor's trading activities with respect to shares of the  Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Common Stock is listed.

7.2           Transfer Restrictions. The Investors acknowledge that (1) the Preferred Stock, Warrants and Shares have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Stock, Warrants or Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Preferred Stock, Warrants or Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

7.3           Restrictive Legend. The Investors acknowledge and agree that the Preferred Stock, the Warrants and the Shares, and, until such time as the Shares have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1           No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

8.2           Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date.

8.3           Compliance with Covenants. The Investors shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

8.4           No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

ARTICLE IX

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1           No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.2           Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, except for such representations and warranties that speak of a particular date, which shall only speak as of such date and which the Company shall have no duty to update.

9.3           Compliance with Covenants . The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4           No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1         Termination. This Agreement may be terminated at any time prior to the Closing Date

10.1.1 by mutual written consent of the Investors and the Company;

10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investors set forth in this Agreement, or the Investors upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investors, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

10.2           Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investors or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease.

10.3           Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.4           Waiver. At any time prior to the Closing Date, the Company or the Investors, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

ARTICLE XI

GENERAL PROVISIONS

11.1           Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay Investors due diligence expenses as described in Section 5.10.

11.2           Indemnification. The Investors each agree to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.  The Company agrees to indemnify, defend and hold the Investors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.  In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party.  In the event of a breach of this Agreement by the Company, the Investor shall be entitled to pursue a remedy of specific performance upon tender into the court of an amount equal to the Purchase Price hereunder. The indemnification by each Investor shall be limited to $50,000.00.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

11.3           Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4           Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) three days following delivery of electronic mail of the scanned document notice; (iv) on the date delivered by an overnight courier service; or (vi) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

1077 Ala Napunani Street
Honolulu, HI 96818
Attention: Ligang Shang

With a copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
11th Floor
New York, NY 10017
Facsimile No.: (212) 370-7889
Attn:  Barry I. Grossman, Esq.

If to the Investor:

T Squared Investments LLC / T Squared China Fund LLC
c/o T Squared Capital LLC
1325 Sixth Avenue, Floor 27
New York, New York 10019
Attn: Thomas M. Sauve

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

11.6           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7           Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8           Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.  The parties acknowledge each contributed and is equally responsible for its preparation.

11.9           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10        Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal courts serving the State of New York and located in New York county. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11         Preparation and Filing of SEC filings. The Investors shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date.

11.12         Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement.  The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

11.13           Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14           Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees.  Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15           Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16           Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

THE COMPANY:
China Swine Genetics, Inc.

/s/

By:  Zhenyu Shang
Title: Chairman and Chief Executive Officer

INVESTOR:

T Squared Investments LLC By: T Squared Capital LLC, Managing Member By: Thomas Sauve Managing Member 1325 Sixth Avenue, Floor 27 New York NY 10019	T Squared China Fund LLC By: T Squared Capital LLC, Managing Member By: Thomas Sauve Managing Member 1325 Sixth Avenue, Floor 27 New York NY 10019
Ross Pirasteh By: 130 East 65th St. New York, NY 10021	Chestnut Ridge Partners LP By: 10 Forest Ave Paramus, NJ 07652

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

Schedule A

NAME AND ADDRESS	AMOUNT OF INVESTMENT	NUMBER OF SHARES OF COMMON STOCK INTO WHICH PREFERRED STOCK IS CONVERTIBLE	NUMBER OF SHARES UNDERLYING WARRANT A AND B
T Squared Investments LLC 1325 Sixth Avenue, Floor 27 New York, New York 10019 Attn: Thomas M. Sauve	$1,825,000	869,047	1,520,834
T Squared China Fund LLC 1325 Sixth Avenue, Floor 27 New York, New York 10019 Attn: Thomas M. Sauve	$75,000	35,714	62,500
Ross Pirasteh 130 East 65th St. New York, NY 10021	$100,000	47,619	83,334
Chestnut Ridge Partners LP 10 Forest Ave Paramus, NJ 07652	$420,000	200,000	350,000
Total	$2,420,000	11,523,809	2,016,668

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

Exhibit A

Form of Certificate of Designation of Preferences, Rights and Limitations

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

Exhibit B

Warrant A

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

Exhibit C

Warrant B

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A

Exhibit D

Investor Option Exercise Notice

To:  China Swine Genetics, Inc.

The undersigned hereby exercises the Investor Option to purchase ______ shares of Series B Convertible Preferred Shares of China Swine Genetics, Inc., stated value of $2.10 per share, pursuant to and subject to the terms of that certain Series B Convertible Preferred Stock and Warrant Purchase Agreement by and among the Company and the Investors dated as of June 11, 2010, the terms of which are incorporated herein by reference.

The undersigned is paying the option exercise price as follows: _______________________________

Dated: _________________	Signature	_____________________

	Address	_____________________
_____________________

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
THE COMPANY AND THE INVESTORS IN SCHEDULE A